Exhibit 99.1

FOR IMMEDIATE RELEASE

Investor Contact	Media Contact
Yolande Doctor	Courtney Boone
412-992-5450	412-527-9792
Yolande.B.Doctor@alcoa.com	Courtney.Boone@alcoa.com

Alcoa Corporation Announces Pricing of Debt Offering

March 3, 2025—PITTSBURGH—Alcoa Corporation (NYSE:AA; ASX: AAI) (“Alcoa”) announced today that Alumina Pty Ltd (ABN 85 004 820 419) (the “Issuer”), a wholly-owned subsidiary of Alcoa, has priced an offering of $1,000,000,000 aggregate principal amount of senior notes (the “notes”). The notes will be guaranteed on a senior unsecured basis by Alcoa and certain of its subsidiaries. The sale of the notes is expected to be completed on March 17, 2025, subject to customary closing conditions.

The Issuer intends to deploy the funds within the Alcoa group, including funding contributions to Alcoa Nederland Holding B.V. (“ANHBV”), a wholly-owned subsidiary of Alcoa and the issuer of the outstanding $750 million aggregate principal amount of 5.500% Notes due 2027 (the “Existing 2027 Notes”) and $500 million aggregate principal amount of 6.125% Notes due 2028 (the “Existing 2028 Notes”). These contributions will be funded through a series of intercompany transactions, including the repayment of intercompany indebtedness and the issuance of intercompany dividends. ANHBV intends to use any such funds, along with cash on hand, to fund the purchase price pursuant to the cash tender offers (the “Tender Offers”) announced on March 3, 2025 for any and all of the Existing 2027 Notes and up to $250 million of the Existing 2028 Notes to the extent tendered and accepted by ANHBV for purchase in the Tender Offers and to pay related transaction fees, including applicable premiums and expenses. If there are any net proceeds remaining from this offering, including if the Tender Offers are not consummated, Alcoa intends to use such funds for general corporate purposes, which may include the redemption by ANHBV of the Existing 2027 Notes and Existing 2028 Notes. The offering is not conditioned upon the consummation of the Tender Offers.

The notes and related guarantees will be sold in a private placement to qualified institutional buyers in accordance with Rule 144A under the Securities Act of 1933, as amended (the “Securities Act”), and to certain non-United States persons in offshore transactions in accordance with Regulation S under the Securities Act. The notes and related guarantees offering have not been and will not be registered under the Securities Act or the securities laws of any other jurisdiction and may not be offered or sold in the United States or to, or for the benefit of, U.S. persons absent registration under, or an applicable exemption from, the registration requirements of the Securities Act.

This press release does not constitute an offer to buy or sell or a solicitation of an offer to buy or sell the notes and related guarantees, the Existing 2027 Notes, the Existing 2028 Notes or any other security and there will be no offer, solicitation, purchase or sale in any state or jurisdiction in which, or to any persons to whom, such an offer, solicitation, purchase or sale would be unlawful. Any offers of the notes and related guarantees will be made only by means of a private offering memorandum. The Tender Offers are being made only by means of the relevant offer to purchase and notice of guaranteed delivery, as applicable.

About Alcoa

Alcoa is a global industry leader in bauxite, alumina and aluminum products with a vision to reinvent the aluminum industry for a sustainable future. Our purpose is to turn raw potential into real progress, underpinned by Alcoa Values that encompass integrity, operating excellence, care for people and courageous leadership. Since developing the process that made aluminum an affordable and vital part of modern life, our talented Alcoans have developed breakthrough innovations and best practices that have led to improved safety, sustainability, efficiency, and stronger communities wherever we operate.

Forward-Looking Statements

This press release contains statements that relate to future events and expectations, including those relating to the proposed notes offering, the intended use of the net proceeds from the issuance of the notes and the Tender Offers, and as such constitute forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements include those containing such words as “aims,” “ambition,” “anticipates,” “believes,” “could,” “develop,” “endeavors,” “estimates,” “expects,” “forecasts,” “goal,” “intends,” “may,” “outlook,” “potential,” “plans,” “projects,” “reach,” “seeks,” “sees,” “should,” “strive,” “targets,” “will,” “working,” “would,” or other words of similar meaning. All statements by Alcoa that reflect expectations, assumptions or projections about the future, other than statements of historical fact, are forward-looking statements. Forward-looking statements are not guarantees of future performance and are subject to known and unknown risks, uncertainties, and changes in circumstances that are difficult to predict. Although Alcoa believes that the expectations reflected in any forward-looking statements are based on reasonable assumptions, it can give no assurance that these expectations will be attained and it is possible that actual results may differ materially from those indicated by these forward-looking statements due to a variety of risks and uncertainties. Additional information concerning factors that could cause actual results to differ materially from those projected in the forward-looking statements is contained in Alcoa’s filings with the Securities and Exchange Commission. Alcoa disclaims any obligation to update publicly any forward-looking statements, whether in response to new information, future events or otherwise, except as required by applicable law.

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